EXHIBIT 99.1

[LOGO]                                       Nextel Communications, Inc.
                                             2001 Edmund Halley Drive
For Immediate Release                        Reston, VA 20191
                                             (703)433-4000

                                             Contacts:
                                             Media:
                                             Ben Banta (703)433-4587
                                             Investor Relations:
                                             (703)433-4300

Nextel and Microsoft Team to Deliver Wireless Access to MSN Portal Microsoft to Invest $600 Million in Nextel RESTON, Va., and REDMOND, Wash. - May 10, 1999 - Nextel Communications Inc. (Nasdaq "NXTL"), a leading provider of fully integrated wireless communications, and Microsoft Corp. (Nasdaq "MSFT") today announced an agreement that will enable Nextel customers to access a customized set of Internet services offered through a co-branded version of the MSN(tm) portal. With this agreement, Microsoft has committed to invest $600 million in Nextel common stock in support of Nextel's leading position in the development and deployment of these wireless Internet services. This investment is expected to be used by Nextel to advance the deployment of these services, develop additional digital services, expand the Nextel National Network in the United States, and fund system development and expansion in other countries in which Nextel operates. The price of the stock was fixed at $36, and it will be subject to certain transfer and standstill restrictions.
The wireless offerings will provide Nextel customers access to the MSN network of Internet services, which will keep them in touch with their information while on the go. When fully operational, as part of the Nextel Onlinesm offering, the co-marketed services are expected to include e-mail, calendar functionality, address book contacts and access to Web-based content. "The combination of Nextel's integrated data network and Internet-ready phones will provide our customers with the ability to access information and applications that are important to them, wherever they are. This is the ultimate last mile, and we are delivering it wirelessly," said Dan Akerson, chairman and CEO of Nextel Communications. "We are very excited about this strategic relationship with Microsoft and look forward to being able to extend the power of its applications and services to customers throughout the Nextel National Network."
"Microsoft and Nextel will deliver the next generation of wireless services to enable people everywhere to stay in touch with the information they need, regardless of location," said Bill Gates, chairman and CEO of Microsoft. "The combination of Microsoft(r) platforms, including Windows(r) CE-based devices, with MSN services and Nextel's highly functional network and service infrastructure will enable these powerful new services to be delivered efficiently and effectively to benefit the widest range of customers."
Nextel expects that later this year Nextel Online customers will be able to use their Nextel phones to access the new services mentioned above. These services are being designed and deployed so that Nextel customers also will be able to access them in combination with a range of other devices, including personal digital assistants (PDAs), palmtop computers, PCs and Windows CE operating system-based devices. Nextel will also work with Microsoft to help define the requirements for Microsoft's microbrowser technology for wireless devices. Utilizing the MSN portal, Nextel will provide a "Web-computing platform" for its customers via the company's Nextel Online offering. It is planned that Nextel Online will include three fundamental sets of services for Nextel customers. The first set of services will enable Nextel customers to use Nextel Online as an efficient and user-friendly way to interact with Nextel and other members of the Nextel Business Networkssm. In doing so, customers will be able to utilize Nextel's online customer care capabilities to find out information on Nextel services, phones, coverage and special offerings. Customers will also be able to purchase additional accessories or telephones online and will soon be able to view and pay their bills online. In addition, Nextel customers will be able to take advantage of the Nextel Online Messaging Center to send short message service (SMS) messages to other Nextel users. Nextel recently announced that it is now sending more than 1 million SMS messages a month by virtue of this efficient integrated offering.
The second set of services will include a multitude of applications, content and
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services that Nextel will make available via the co-branded MSN portal. Nextel
Online customers will be able to select from these applications and services and personalize them to both their PC and to their Nextel phone. These offerings, available to Nextel phone users and their nonmobile associates, are expected to provide Nextel's customer base of more than 3 million with the most robust set of integrated offerings available from the Internet over a wireless network. E-mail, calendar, address book and Web-based content services will be introduced with the launch of Nextel Online with additional functionality integrated over time. The features associated with these services will include the following:
* E-mail. Customers will be able to use a variety of devices to access their e-mail inbox and to send and receive e-mail. Nextel customers will be able to dial a number or use Nextel Direct Connectsm to access a private ID number that appears within the e-mail message. They will also be able to fax e-mail messages or attachments to a local fax machine when they need a printed copy.
* Calendar. This function will enable Nextel customers to manage their personal and group calendar information both online and from their Nextel phone
* Address book. Customers may view, create, edit and delete contact records, including contact names, company names, telephone numbers, Nextel numbers, postal addresses and e-mail addresses. Customers also will be able to initiate calls at the touch of a button to any number displayed on the telephone screen from the address book.
* Web-based content services. Customers will be able to receive timed and triggered notifications for a variety of services such as stock quotes, weather, news services and sports results. Access to these services will be available through the Nextel National Network and can be utilized with all new Nextel Internet-ready phones and in conjunction with a variety of devices that include PDAs, palmtop computers and laptop computers.
The third set of offerings enabled by the co-branded MSN portal will include Web-based applications developed by third parties specifically for business users of the rapidly growing Nextel Business Networks. Today, more than 90 organizations have joined Nextel's Developers Program (http://developer.nextel.com/), and will offer a variety of applications developed specially for individual customer segments. These applications will be accessible from Nextel's Internet-ready phones over the wireless Internet network.
In a separate announcement today, Microsoft announced plans to deliver a wireless portal designed to work with handheld devices, cellular phones and interactive pagers via the MSN network of Internet services. Internet users will be able to access most popular services on MSN, including e-mail and address books from the MSN Hotmail(tm) Web-based e-mail service; news, sports and weather from MSNBC; stock updates from the MSN MoneyCentral(tm) personal finance online service; forthcoming calendar features from recently acquired Jump! Networks; and other Web-based content such as door-to-door directions and weather. The wireless portal will be available later this year in conjunction with the next major upgrade to MSN.
Nextel Communications Inc., based in Reston, Va., is the leading provider of fully integrated wireless communications and has built the largest guaranteed all-digital wireless network in the United States that covers thousands of communities across the United States. Nextel and Nextel Partners Inc. currently serve 92 of the top 100 U.S markets. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text and numeric paging and Nextel Direct Connect, a digital two-way radio feature. In addition, through Nextel International Inc., Nextel has wireless operations and investments in Canada; Mexico; Argentina; Brazil; the Philippines; Peru; Japan; and Shanghai, China. Please visit the company's Web page at http://www.nextel.com/.

Founded in 1975, Microsoft is the worldwide leader in software for personal computers. The company offers a wide range of products and services for business and personal use, each designed with the mission of making it easier and more enjoyable for people to take advantage of the full power of personal computing every day.
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This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Nextel and Microsoft with the SEC, specifically the most recent reports, which identify important risk factors that could cause actual results to differ from those assumed or anticipated in the forward-looking statements, including potential fluctuations in demands for products and services and/or in quarterly results, dependence on new product development, rapid technological and market change, financial risk management and future growth risks. Other risk factors include satisfactory negotiation of certain licensing arrangements and satisfactory resolution of software delivery and systems integration deliverables. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements issued by Nextel or persons acting on its behalf. Nextel undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications Inc. Microsoft, MSN, Windows, Hotmail and MoneyCentral are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.